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                                                                    Exhibit 10.7



                             SECURED PROMISSORY NOTE


U.S. $500,000.00                                               February 21, 2002
Principal Amount

         FOR VALUE RECEIVED, METROPOLITAN HEALTH NETWORKS, INC. a Florida corporation with an address at 500 Australian Avenue South, Suite 1000, West Palm Beach, Florida 33401 ("Maker"), for value received hereby promises to pay to the order of PINNACLE INVESTMENT PARTNERS, L.P., a New York limited partnership with an address at 110 Wall Street, 24th Floor, New York, New York 10005 ("Payee"), the principal sum of FIVE HUNDRED THOUSAND DOLLARS AND XX/100 CENTS ($500,000.00) on or before June __, 2002 (the "Maturity Date"), together with accrued simple interest on the unpaid principal amount of this Note at a rate equal to 2% per month from and including the date hereof to the Maturity Date. Payments of both principal and interest are to be made in lawful money of the United States of America unless Payee agrees to another form of payment.

         1. Payment of the indebtedness evidenced by this Note is secured by and entitled to the benefit of the pledge of 700,000 shares (the "Pledged Shares") of the Maker's restricted common stock, $.001 par value (the "Common Stock"), with registration rights, as set forth in a Pledge and Security Agreement, dated as of the date hereof between Maker and Payee.

         2. If the Maker shall fail to deposit the Pledged Shares into escrow with Lehman & Eilen LLP within 30 days of the date hereof, or shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due, or shall file a petition in bankruptcy, or shall be adjudicated in bankrupt or insolvent, then, and upon the happen ing of any such event, the Payee at its option, may declare the entire unpaid balance of the principal hereunder immediately due and payable with interest thereon as herein provided.

         3. Maker also agrees to issue to Payee, on the date hereof, 35,000 duly authorized, validly issued, fully-paid and non-assessable restricted shares of its Common Stock, as an origination fee.

         4. Presentment, demand, protest or notice of any kind are hereby waived by Maker. Maker may not set off against any amounts due to Payee hereunder any claims against Payee or other amounts owed by Payee to Maker.

         5. In the case Maker shall fail to pay the sums due under this Note by the Maturity Date, or any one or more of the events of default specified in paragraph 2 above shall have happened and be continuing, the Payee may proceed to protect and enforce its rights either by suit in equity and/or by action at law, or by other appropriate proceedings. Amounts not paid when due hereun der shall bear simple interest from the due date until such amounts are paid at a rate equal to 4% per month; provided, however, that in the event such interest rate would violate any applicable usury law, the default rate shall be the highest lawful interest rate permitted under such usury law.



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         6. Upon the written agreement of both Maker and Payee. Payee may, at any time after the date hereof, convert all or any portion of the principal amount due under this Note into shares of its restricted Common Stock at such price per share as shall be mutually agreed upon by the parties.

         7. The Maker agrees to pay all reasonable costs of collection, including attorneys' fees which may be incurred in the collection of this Note or any portion thereof and, in case an action is instituted for such purposes, the amount of all attorneys' fees shall be such amount as the court shall adjudge reasonable.

         8. This Note is made and delivered in, and shall be governed, construed and enforced under the laws of the State of New York. 9. No delay or omission of the Payee to exercise any right hereunder, whether before or after the happening of any event of default, shall impair any such right or shall operate as a waiver thereof of any event of default hereunder, nor shall any single or partial exercise thereof preclude any other or further exercise thereof, or the exercise of any other right.

         9. No delay or omission of the Payee to exercise any right hereunder, whether before or after the happening of any event of default, shall impair any such right or shall operate as a waiver thereof of any event of default hereunder, nor shall any single or partial exercise thereof preclude any other or further exercise thereof, or the exercise of any other right.

         10. This Note shall be subject to prepayment, at the option of the Maker, in whole or in part, at any time and from time to time, without premium or penalty.

         11. This Note or any benefits or obligations hereunder may not be assigned or transferred by the Maker.


                                       METROPOLITAN HEALTH NETWORKS, INC.


                                       By: /s/ Fred Sternberg
                                           -------------------------------------
                                           Fred Sternberg, President and CEO





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